POWER OF ATTORNEY Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Sara Niemiec, Jennifer Matthews Rice and Alise Barr, and their designees with full power and authority to act alone, as the undersigned’s true and lawful attorney-in-fact (each of such persons and their substitutes being referred to herein as the “Attorney-in-Fact”), with full power to act for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to: 1. prepare, execute, and submit to the Securities and Exchange Commission (the “Commission”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the Commission of reports required or considered by the Attorney-in-Fact to be advisable under Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) or any rule or regulation of the Commission; 2. act as account administrator and to manage the undersigned’s EDGAR account; 3. execute for and on behalf of the undersigned, in the undersigned’s capacity as a reporting person of First Industrial Realty Trust, Inc. (the “Company”), Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act and the rules thereunder, or Forms 144 pursuant to the Exchange Act; 4. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, 5, or Form 144 including any amendment or amendments thereto and file such form with the Commission and the applicable stock exchange or similar authority; 5. seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information regarding transactions in the Company’s equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned’s Attorney-in-Fact appointed by this Power of Attorney and approves and ratifies any such release of information; and 6. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any such Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of such Attorney-in-Fact on behalf of the undersigned pursuant to the Power of Attorney shall be in such form and shall contain such terms and conditions as any of such Attorney-in-Fact may approve in his or her discretion.

The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Power of Attorney. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney. The undersigned agrees to hold the Attorney-In-Fact, or either one of them, jointly and severally, free and harmless from any and all loss, damage or liability that they, or either one of them, may sustain as a result of any action taken in good faith hereunder and not due to the Attorney-In-Fact’s own negligence, misconduct or bad faith. IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of May 26, 2026. Signature: /s/ Frank E. Schmitz Name: Frank E. Schmitz